UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2012

Eastman Kodak Company
(Exact name of registrant as specified in charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On April 27, 2012, Eastman Kodak Company issued a press release describing its financial results for its first quarter ended March 31, 2012.  A copy of the press release is attached as Exhibit (99.1) to this report.

Within the Company's first quarter 2012 press release, the Company makes reference to the non-GAAP financial measure, consumer segment loss improvement excluding tax refund sharing agreement, which has a directly comparable GAAP financial measure.

The Company believes that this non-GAAP measure represents an important internal measure of performance.  Accordingly, it is provided to give the same financial data management uses with the belief that this information will assist the users of it in properly assessing the underlying performance of the Company.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  In addition to the reason described above, the Company's management believes that the presentation of the non-GAAP financial measure allows the user of the information to assess results on a more comparable basis.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibit

(99.1)	Press release issued April 27, 2012, regarding financial results for the first quarter of 2012 furnished with this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Eric Samuels

Eric Samuels
Chief Accounting Officer and Corporate Controller

Date:	April 27, 2012

EASTMAN KODAK COMPANY
EXHIBIT INDEX

Exhibit No.

99.1     Press release issued April 27, 2012, regarding financial results for the first quarter of 2012.